Exhibit 99.1

INCONTACT REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS

Software Segment Revenue Up 46% to Record $7.4 Million

Salt Lake City – November 5, 2009 – inContact, Inc. (NASDAQ: SAAS), the market leader in on-demand contact center software and agent optimization tools, today reported financial results for the third quarter ended September 30, 2009.

THIRD QUARTER FINANCIAL RESULTS

Revenue

Software segment revenue for the three months ended September 30, 2009 was $7.4 million, an increase of 46% from $5.0 million for the same period in 2008. Software segment revenue includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees.

Consolidated revenue for the three months ended September 30, 2009 was $21.0 million, an increase of 6% from $19.8 million for the same period in 2008. This reflects an increase of $2.4 million in Software segment revenue which was partially offset by a decrease of $1.2 million in Telecom segment revenue.

Gross Profit and Gross Margin

Consolidated gross profit increased $1.7 million dollars in the third quarter compared to the same period in 2008. Software segment gross profit increased $2.1 million in the third quarter compared to the same period in 2008.

Consolidated gross margin percentage increased to 42% in the third quarter compared to 35% for the same period in 2008. Software segment gross margin percentage increased to 67% in the third quarter compared to 55% for the same period in 2008. This 12% improvement in Software segment gross margin percentage is attributable to continued growth in sales of our inContact software.

EBITDAS

Earnings before interest, taxes, depreciation and amortization, and stock-based compensation (EBITDAS) for the third quarter improved $1.2 million to $1.3 million from an EBITDAS of $62,000 for the third quarter of 2008. Third quarter EBITDAS was impacted by a non-cash charge of $54,000 related to the change in fair value of certain warrants. Our ability to effectively leverage operating costs enabled us to realize a $1.2 million improvement in EBITDAS from the increased gross profit of $1.7 million. The leverage in costs of software revenue and operating expenses, which created the significant increase in EBITDAS, illustrates the power of our business model. EBITDAS is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the third quarter was $553,000, or $0.02 per share, as compared to a net loss of $2.0 million or $0.07 per share for the same period in 2008. The third quarter net loss is attributable, in part, to $1.8 million of non-cash expenses, which included $1.3 million of depreciation and amortization, $409,000 of stock-based compensation, and $54,000 for the change in the fair value of certain warrants.

HIGHLIGHTS SINCE JUNE 30, 2009

•

Signed 30 new Software contracts, 19 of which were with new companies, while 11 represent an expansion of business within existing customers by adding additional divisions or new products. Through September 30th inContact signed 20 more contracts, or 23% more than in the first nine months of 2008.

•	Record attendance at the fourth annual inContact User Conference, which was held in September in Salt Lake City. 2009 attendance represents a 28% increase over the prior year.

•

Named the preferred contact center software provider for the Agent Alliance, which includes 16 master agents aggregating to approximately 1,000 individual agents. We also announced a strategic partnership with Astadia, the global leader in technology-enabled business consulting, focused on cloud computing and SaaS technologies, and a leading salesforce.com partner.

•	Released Phase 4 of our next generation inContact platform. The new product release includes new features, such as a new dialer, increased capacity and redundancy and a new development environment.

•	The September 2009 report on the hosted contact center industry by analyst firm DMG Consulting, inContact was the clear leader in the hosted contact center market with the most implementations.

•

inContact was selected for the premier partner program by salesforce.com. Completely integrated with the Service Cloud 2 and the Force.com platform, the combined inContact and Service Cloud 2 offering delivers the next generation of real time customer care solutions in the cloud for organizations of all sizes.

“During the third quarter, we continued to make solid progress in expanding our gross margin dollars and percent, software revenue, and EBITDAS,” said Paul Jarman, CEO of inContact, Inc. “It is exciting to see that industry leading organizations, such as salesforce.com, Microsoft, Astadia and Agent Alliance consistently choose inContact as the market leader to partner with to leverage their presence in this growing market. The innovations we have made to our next generation software platform further distinguish our offerings from anything else in the marketplace. We’ve demonstrated that our leveraged sales model is working, and we are confident that we will see the cumulative benefits of the momentum we have built across our entire organization and partner channels continue as we progress into 2010.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our third quarter 2009 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-800- 895-0198

International: +1-785-424-1053

Conference ID#: 7INCONTACT

An audio file of the call will be available after November 9, 2009 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until November 12, 2009:

Toll-free replay number: 1-800-283-8520

International replay number: +1- 402-220-0870

(No replay pass code required)

RECLASSIFICATIONS

Beginning in the second quarter of 2009, we have reclassified certain items in our Consolidated Statements of Operations to conform to Software-as-a-Service industry financial reporting practices. This new presentation increases the transparency and comparability of our results of operations to other Software-as-a-Service companies. The impact of the reclassifications, in comparison to the way we reported previously, is as follows: costs of revenue are higher (thereby reducing gross margin), general and administrative expenses are lower and depreciation and amortization expense is no longer presented as its own line item. This new reporting format has no impact on consolidated revenue, income (loss) from operations, or EBITDAS. Amounts for previous periods have been reclassified to conform to the current presentation. These changes are also reflected in our segment reporting. Also, beginning in the second quarter of 2009, we adjusted the manner in which we allocate indirect expenses. Indirect expenses are now allocated to the Software and Telecom segments as a percentage of each segment’s direct expenses. Applying this allocation method results in a smaller allocation of indirect expenses to the Telecom segment, and a larger allocation of indirect expenses to the Software segment. This new reporting format has no impact on segment revenues.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$4,218	$4,096
Restricted cash	80	—
Auction rate preferred securities	—	50
Accounts and other receivables, net of allowance for uncollectible accounts of $1,727 and $1,871, respectively	9,246	8,176
Other current assets	1,475	1,065

Total current assets	15,019	13,387
Restricted cash	166	—
Property and equipment, net	9,443	8,369
Intangible assets, net	2,683	3,484
Goodwill	3,397	2,858
Auction rate preferred securities	75	175
Other assets	563	474

Total assets	$31,346	$28,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$1,503	$1,246
Trade accounts payable	6,578	7,039
Accrued liabilities	3,068	2,291
Accrued commissions	1,184	1,158
Deferred revenue	1,448	939

Total current liabilities	13,781	12,673
Long-term debt and capital lease obligations	8,614	5,756
Other long-term liabilities and deferred revenue	1,132	827

Total liabilities	23,527	19,256
Total stockholders’ equity	7,819	9,491

Total liabilities and stockholders’ equity	$31,346	$28,747

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (Unaudited)

(in thousands except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenue:
Software	$7,357	$5,037	$21,189	$13,940
Telecom	13,590	14,766	42,188	45,029

Total revenue	20,947	19,803	63,377	58,969

Costs of revenue:
Software	2,430	2,243	6,986	6,650
Telecom	9,824	10,584	31,204	32,373

Total costs of revenue	12,254	12,827	38,190	39,023

Gross profit	8,693	6,976	25,187	19,946

Operating expenses:
Selling and marketing	4,583	4,404	13,108	13,360
Research and development	1,331	1,166	3,480	3,445
General and administrative	3,123	3,297	10,859	10,769

Total operating expenses	9,037	8,867	27,447	27,574

Loss from operations	(344)	(1,891)	(2,260)	(7,628)

Other income (expense):
Interest income	1	10	2	41
Interest expense	(144)	(155)	(527)	(323)
Change in fair value of warrants	(54)	—	(430)	—

Total other expense	(197)	(145)	(955)	(282)

Loss before income taxes	(541)	(2,036)	(3,215)	(7,910)
Income tax expense	12	3	39	9

Net loss	$(553)	$(2,039)	$(3,254)	$(7,919)

Net loss per common share:
Basic and diluted	$(0.02)	$(0.07)	$(0.10)	$(0.26)
Weighted average common shares outstanding:
Basic and diluted	31,316	31,065	31,184	31,044

Segment Reporting

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications plus the associated professional services and setup fees related to the software services product features. The Telecom segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect”. Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the three and nine-months ended September 30, 2009 and 2008 were as follows (in thousands):

	Three months ended September 30, 2009			Three months ended September 30, 2008
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$7,357	$13,590	$20,947	$5,037	$14,766	$19,803
Costs of revenue	2,430	9,824	12,254	2,243	10,584	12,827

Gross profit	4,927	3,766	8,693	2,794	4,182	6,976
Gross margin	67%	28%	41%	55%	28%	35%

Operating expenses:
Direct selling and marketing	3,116	1,220	4,336	2,489	1,551	4,040
Direct research and development	1,155	—	1,155	1,046	—	1,046
Indirect	2,465	1,081	3,546	2,356	1,425	3,781

Income (loss) from operations	$(1,809)	$1,465	$(344)	$(3,097)	$1,206	$(1,891)

	Nine months ended September 30, 2009			Nine months ended September 30, 2008
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$21,189	$42,188	$63,377	$13,940	$45,029	$58,969
Costs of revenue	6,986	31,204	38,190	6,650	32,373	39,023

Gross profit	14,203	10,984	25,187	7,290	12,656	19,946
Gross margin	67%	26%	40%	52%	28%	34%

Operating expenses:
Direct selling and marketing	8,346	4,094	12,440	7,925	4,595	12,520
Direct research and development	3,027	—	3,027	3,082	—	3,082
Indirect	7,770	4,210	11,980	7,374	4,598	11,972

Income (loss) from operations	$(4,940)	$2,680	$(2,260)	$(11,091)	$3,463	$(7,628)

Reconciliation of Non-GAAP Measures:

“EBITDAS,” which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, and Stock-Based Compensation, is not a measure of financial performance under generally accepted accounting principles (GAAP). EBITDAS is provided for the use of the reader in understanding our operating results and is not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider EBITDAS in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of EBITDAS to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net loss	$(553)	$(2,039)	$(3,254)	$(7,919)
Depreciation and amortization	1,248	1,609	3,620	4,501
Stock-based compensation	409	344	1,219	1,029
Interest expense, net	143	145	525	282
Income tax expense	12	3	39	9

EBITDAS	$1,259	$62	$2,149	$(2,098)

inContact Contact: Heather Hurst Communications Director 801-320-3591 heather.hurst@inContact.com	Investor Contact: Neal Feagans Feagans Consulting, Inc. 303-449-1184

inContact® is the registered trademark of inContact, Inc.